UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. [   ])

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ALON USA ENERGY, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This proxy statement supplement is being furnished to stockholders of Alon USA Energy, Inc., or Alon, in connection with their consideration of the matters to be acted upon at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”), as set forth in the Company’s proxy statement filed March 31, 2016 (the “Proxy Statement”). The consents of Messrs Kacal and Wheeler to be named as nominees to Alon's Board of Directors in the Proxy Statement are provided hereto as Exhibits A and B, respectively.

Exhibit A

CONSENT
I hereby consent to being named in the proxy statement of Alon USA Energy, Inc. (the “Company”) as a nominee for election as a director of the Company at its 2016 annual meeting of stockholders and to serve as a director of the Company if elected.

/s/ William J. Kacal
Name:	William J. Kacal
Date:	March 25, 2016

Exhibit B

CONSENT
I hereby consent to being named in the proxy statement of Alon USA Energy, Inc. (the “Company”) as a nominee for election as a director of the Company at its 2016 annual meeting of stockholders and to serve as a director of the Company if elected.

/s/ Franklin R. Wheeler
Name:	Franklin R. Wheeler
Date:	March 25, 2016